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                                                                    Exhibit 4.18

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement (this "Agreement") is made as of _________, 200_, at Cleveland, Ohio, between Developers Diversified Realty Corporation, an Ohio corporation (the "Company"), and ___________________ (the "Director").

                             Background Information

A. The Director is a member of the Company's Board of Directors (the "Board") and, in that capacity, is performing valuable services for the Company.

B. The shareholders of the Company have adopted a Code of Regulations, as amended (the "Regulations"), providing for indemnification of the directors of the Company in accordance with Section 1701.13 of the Ohio Revised Code (the "Statute"). The Regulations and the Statute specifically provide that they are not exclusive, and contemplate that contracts may be entered into between the Company and directors with respect to indemnification of directors.

C. The Company and Director recognize the substantial cost of carrying directors and officers liability insurance ("D&O Insurance") and that the Company may elect not to carry D&O Insurance from time to time.

D. The Company and Director further recognize that officers and directors may be exposed to certain risks including the increased risk of litigation and other claims being asserted against directors of public companies in today's environment.

E. These factors with respect to the coverage and cost to the Company of D&O Insurance and issues concerning the scope of indemnity under the Statute and Regulations generally have raised questions concerning the adequacy and reliability of the protection presently afforded to directors.

F. In order to address such issues and induce the Director to serve and continue to serve as a member of the Board, the Company has determined to enter into this Agreement with the Director.

                             Statement of Agreement

         In consideration of the Director's continued service as a member of the Board after the date of this Agreement, the Company and the Director hereby agree as follows:

Section 1. INDEMNITY OF DIRECTOR. Subject only to the limitations set forth in
Section 2 below, the Company shall indemnify the Director to the full extent not otherwise prohibited by the Statute or other applicable law, including without limitation indemnity:

         (a) Against any and all costs and expenses (including legal, expert, and other professional fees and expenses), judgments, damages, fines (including excise taxes with respect to employee benefit plans), penalties, and amounts paid in settlement actually and



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         reasonably incurred by the Director (collectively, "Expenses"), in connection with any threatened, pending, or completed action, suit or proceeding, or arbitration or other alternative dispute resolution mechanism (whether civil, criminal, administrative, or investigative and including without limitation an action by or in the right of the Company) (each a "Proceeding") to which the Director is or at any time becomes a party or witness, or is threatened to be made a party or witness as a result, directly or indirectly, of serving at any time:
         (i) as a director, officer, employee, or agent of the Company; or (ii) at the request of the Company as a director, officer, employee, trustee, fiduciary, manager, member, or agent of a corporation, partnership, trust, limited liability company, employee benefit plan, or other enterprise or entity; and (b) Otherwise to the fullest extent that the Director may be indemnified by the Company under the Regulations and the Statute, including without limitation the non-exclusivity provisions thereof.

Section 2. LIMITATIONS ON INDEMNITY. No indemnity pursuant to Section 1 shall be paid by the Company:

         (a) Except to the extent that the aggregate amount of losses to be indemnified exceed the aggregate amount of such losses for which the Director is actually paid or reimbursed pursuant to D&O Insurance, if any, which may be purchased and maintained by the Company or any of its subsidiaries;

         (b) On account of any Proceeding in which judgment is rendered against the Director for an accounting of profits made from the purchase or sale of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended;

         (c) On account of the Director's conduct which is determined (pursuant to the Statute) to have been knowingly fraudulent, deliberately dishonest, or willful misconduct, except to the extent such indemnity is otherwise permitted under the Statute;

         (d) With respect to any remuneration paid to the Director determined, by a court having jurisdiction in the matter in a final adjudication from which there is no further right of appeal, to have been in violation of law;

         (e) If it shall have been determined by a court having jurisdiction in the matter, in a final adjudication from which there is no further right of appeal, that indemnification is not lawful;

         (f) On account of the Director's conduct to the extent it relates to any matter that occurred prior to the time such individual became a director of the Company; provided, however, that this limitation shall not apply to the extent such matter occurred while the Director was a director, officer, employee or agent of the Company or its subsidiaries (other than prior to the time such entity became a subsidiary of the Company); or

         (g) With respect to Proceedings initiated or brought voluntarily by the Director and not by way of defense, except pursuant to Section 8 with respect to proceedings brought



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         to enforce rights or to collect money due under this Agreement;
         provided however that indemnity may be provided by the Company in specific cases if the Board finds it to be appropriate.

         In no event shall the Company be obligated to indemnify the Director pursuant to this Agreement to the extent such indemnification is prohibited by applicable law.

Section 3. ADVANCEMENT OF EXPENSES. Subject to Section 7 of this Agreement, the Expenses incurred by the Director in connection with any Proceeding shall be promptly reimbursed or paid by the Company as they become due; provided the Director submits a written request to the Company for such payment together with reasonable supporting documentation for such Expenses; and provided further that the Director, at the request of the Company, submits to the Company an undertaking to the effect stated in Section 7 below, and to reasonably cooperate with the Company concerning such Proceeding.

Section 4. INSURANCE AND SELF INSURANCE. The Company shall not be required to maintain D&O Insurance in effect if and to the extent that such insurance is not reasonably available or if, in the reasonable business judgment of the Board, either (a) the premium cost of such insurance is disproportionate to the amount of coverage, or (b) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance. To the extent the Company determines not to maintain D&O Insurance, the Company shall be deemed to be self-insured within the meaning of Section 1701.13(E)(7) of the Statute and shall, in addition to the Director's other rights hereunder, provide protection to the Director similar to that which otherwise would have been available to the Director under such insurance.

Section 5. CONTINUATION OF OBLIGATIONS. All obligations of the Company under this Agreement shall apply retroactively beginning on the date the Director commenced as, and shall continue during the period that the Director remains, a director of the Company or is, as described above, a director, officer, employee, trustee, fiduciary, manager, member, or agent of another corporation, partnership, limited liability company, trust, employee benefit plan, or other enterprise and shall continue thereafter as long as the Director may be subject to any possible claim or any threatened, pending or completed Proceeding as a result, directly or indirectly, of being such a director, officer, employee, trustee, fiduciary, manager, member, or agent.

Section 6. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Director of notice of the commencement of any Proceeding, if a claim is to be made against the Company under this Agreement, the Director shall notify the Company of the commencement thereof, but the delay or omission to so notify the Company shall not relieve the Company from any liability which it may have to the Director under this Agreement, except to the extent the Company is materially prejudiced by such delay or omission. With respect to any such Proceeding of which the Director notifies the Company of the commencement:

         (a) The Company shall be entitled to participate therein at its own expense;

         (b) The Company shall be entitled to assume the defense thereof, jointly with any other indemnifying party similarly notified, with counsel selected by the Company and



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         approved by the Director, which approval shall not unreasonably be withheld. After notice from the Company to the Director of the Company's election to assume such defense, the Company shall not be liable to the Director under this Agreement for any legal or other Expenses subsequently incurred by the Director in connection with the defense thereof except as otherwise provided below. The Director shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of such defense shall be the expenses of the Director unless (i) the employment of such counsel by the Director has been authorized by the Company, (ii) the Director, upon the advice of counsel, shall have reasonably concluded that there may be a conflict of interest between the Company and the Director in the conduct of such defense, or (iii) the Company has not in fact employed counsel to assume such defense, in any of which cases the fees and expenses of such counsel shall be the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which the Director, upon the advice of counsel, shall have made the conclusion described in (ii), above. In the event the Company assumes the defense of any Proceeding as provided in this Section 6(b), the Company may defend or settle such Proceeding as it deems appropriate; provided, however, the Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Director without the Director's written consent, which consent shall not be unreasonably withheld.

         (c) The Company shall not be required to indemnify the Director under this Agreement for any amounts paid in settlement of any Proceeding without the Company's written consent, which consent shall not be unreasonably withheld.

         (d) The Director shall cooperate with the Company in all ways reasonably requested by it in connection with the Company fulfilling its obligations under this Agreement.

Section 7. REPAYMENT OF EXPENSES. The Director shall reimburse the Company for all Expenses paid by the Company pursuant to Section 3 of this Agreement or otherwise in defending any Proceeding against the Director if and only to the extent that a determination shall have been made by a court in a final adjudication from which there is no further right of appeal that it has been shown by clear and convincing evidence that the Director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company.

Section 8. ENFORCEMENT. The Company expressly confirms that it has entered into this Agreement and has assumed the obligations of this Agreement in order to induce the Director to serve or continue to serve as a director of the Company and acknowledges that the Director is relying upon this Agreement in continuing in that capacity. If the Director is required to bring an action to enforce rights or to collect money due under this Agreement, the Company shall reimburse the Director for all of the Director's reasonable fees and expenses (including legal, expert, and other professional fees and expenses) in bringing and pursuing such action, unless the court determines that each of the material assertions made by the Director as a basis for such action were not made in good faith or were frivolous. The Company shall have the burden of proving that indemnification is not required under this Agreement, unless a prior determination



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has been made by the shareholders of the Company or a court of competent jurisdiction that indemnification is not required hereunder.

Section 9. RIGHTS NOT EXCLUSIVE. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Director may be entitled under the Company's articles of incorporation, Regulations, any vote of the shareholders or disinterested directors of the Company, the Statute, the Ohio General Corporation Law (whether by statute or judicial decision) or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 10. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of the recovery of the Director, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 11. NO CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained herein shall be construed as giving the Director, if an employee of the Company or any of its related enterprises, any right to be retained in the employ of the Company or any of its related enterprises.

Section 12. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct Agreement and independent of the others so that, if any provisions of this Agreement shall be held to be invalid and unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions of this Agreement.

Section 13. MODIFICATION TO APPLICABLE LAW. In the event there is a change, after the date of this Agreement, in any applicable law (including without limitation the Statute or the Ohio General Corporation Law (whether by Statute or judicial decision)) which: (a) expands the right of an Ohio corporation to indemnify a member of its board of directors or an officer, such change shall be automatically included within the scope of the Director's rights and Company's obligations under this Agreement; or (b) narrows the right of an Ohio corporation to indemnify a member of its board of directors or an officer, such change, to the extent not otherwise required by such law, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

Section 14. PARTIAL INDEMNITY. If the Director is entitled under any provision of this Agreement to indemnity by the Company for some or a portion of the Expenses actually or reasonably incurred by him in the investigation, defense, appeal, or settlement of any Proceeding, but not for the total amount thereof, the Company shall nevertheless indemnify the Director for the portion of such Expenses to which the Director is entitled.

Section 15. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio, without regard to choice of law principles.



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Section 16. SUCCESSORS. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the Director and the Company and their respective heirs, successors, and assigns. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely, and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

Section 17. PRIOR AGREEMENTS. This Agreement shall supersede any other agreements entered into prior to the date of this Agreement between the Company and the Director concerning the subject matter of this Agreement.

Section 18. CONSENT TO JURISDICTION. The Company and the Director each hereby irrevocably consents to the jurisdiction of the courts of the State of Ohio for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and hereby waives any objections or defenses relating to jurisdiction with respect to any lawsuit or other legal proceeding initiated in or transferred to such courts.


                                 DEVELOPERS DIVERSIFIED REALTY CORPORATION


                                 By:
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                                 DIRECTOR:


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